UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2003

Semele Group Inc.
(Exact name of registrant as specified in its charter)

Delaware       0-16886     36-3465422
(State or other jurisdiction    (Commission      (IRS Employer
of incorporation)             File Number)              Identification No.)

200 Nyala Farms, Westport, Connecticut                    06880
(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code: (203) 341-0555

(Former name or former address, if changed since last report)

Semele Group Inc.
Form 8-K

Item 5 - Other Events and Regulation FD Disclosures

Semele has received a revised proposal from Gary Engle and James Coyne, respectively Semele’s CEO and President ("Management") who together with their affiliates are the beneficial owners of approximately 67% of the outstanding Semele common stock. The revised proposal supercedes their previous offer made on May 5, 2003 . The revised proposal is an offer from Management to make a voluntary tender offer for the acquisition of substantially all of the outstanding shares of common stock of Semele not already owned by Management after the Company has completed a 1 for 1,000 reverse stock split with stockholders owning less than 1,000 shares receiving $1.20 per pre-split share in cash for their shares. The tender offer price would be $1.20 per pre-split share. Terms of the revised offer are detailed in the attached exhibits.

Item 7 - Financial Statements and Exhibits

Exhibit

99.1    Text of letter dated November 11, 2003 to the Independent Directors of Semele referencing the proposed acquisition of Semele Group Inc.

99.2     Text of press release dated November 11, 2003 titled "Management Proposes Offer To Acquire Semele Group, Inc. Common Stock"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 11, 2003        SEMELE GROUP INC.

By:___/s/ Richard K Brock______

    Name: Richard K. Brock

Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit

99.1    Text of letter dated November 11, 2003 to the Independent Directors of Semele referencing the proposed acquisition of Semele Group Inc.

99.2     Text of press release dated November 11, 2003 titled "Management Proposes Offer To Acquire Semele Group, Inc. Common Stock"